                                                                       Exhibit 2

                                VOTING AGREEMENT

         This Voting Agreement ("AGREEMENT") is made and entered into as of October __, 1999, between Millennium Pharmaceuticals, Inc., a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of LeukoSite, Inc., a Delaware corporation ("COMPANY").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Parent, Company and Acquisition Sub., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Acquisition Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive Common Stock of Parent on the basis described in the Merger Agreement.

         B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "SHARES").

         C. Parent desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. AGREEMENT TO RETAIN SHARES.

            1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2, below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement (provided that if Stockholder is a signatory to the Company's Affiliate Agreement, nothing contained herein shall release such Stockholder from any of its obligations set forth under such Affiliate Agreement) and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

            1.2 ADDITIONAL PURCHASES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. AGREEMENT TO VOTE SHARES. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

         3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "Proxy"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder and subject to the Proxy set forth therein.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDER. Stockholder hereby represents, warrants and covenants to Parent as follows:

            4.1 OWNERSHIP OF SHARES. Stockholder (i) is the beneficial owner of the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

            4.2 NO PROXY SOLICITATIONS. Stockholder, in his or her capacity as a Stockholder of the Company, will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies with respect to an approval of any proposal made in opposition to or competition with consummation of the Merger or any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates or any other liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal") or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

         5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

         6. CONSENT AND WAIVER. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party as a stockholder or pursuant to any rights Stockholder may have as a stockholder.

         7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.


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

         8. MISCELLANEOUS.

            8.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            8.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

            8.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            8.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

            8.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

         If to Parent:              Millennium Pharmaceuticals, Inc.
                                    75 Sidney Street
                                    Cambridge, MA  02139
                                    Attention:     General Counsel

         With a copy to:            Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109
                                    Attention:     David E. Redlick, Esq.
                                    Telecopy:      (617) 526-5000

         If to the Stockholder:     To the address for notice set forth on the
                                    last page hereof.

         with a copy to:            Bingham Dana LLP
                                    150 Federal Street
                                    Boston, MA 02110
                                    Attention:     Julio E. Vega, Esq.
                                    Telecopy:      (617) 951-8736
or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            8.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws provision thereof.

            8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            8.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            8.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            8.10 FIDUCIARY DUTY AS DIRECTOR. The parties hereto acknowledge and agree that the Stockholder's obligations hereunder are solely in his capacity as a stockholder of the Company, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty any of the undersigned or any of his respective affiliates may have as a member of the Board of Directors of the Company, as an executive officer of the Company, or otherwise as a fiduciary to any person (other than any of the stockholders of the Company) resulting from any circumstances other than as a stockholder of the Company; provided that no such duty shall excuse the Stockholder from his obligations as a stockholder of the Company to vote Shares or New Shares as herein provided and to otherwise comply with the terms and conditions of this Agreement.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


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

         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                  MILLENNIUM PHARMACEUTICALS, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  STOCKHOLDER:

                                  By: __________________________________________

                                  Print
                                  Name: ________________________________________

                                  Stockholder's Address for Notice:

                                  ______________________________________________

                                  ______________________________________________

                                  ______________________________________________

                                  Shares beneficially owned:

                                  _____________ shares of Common Stock

                                                                       EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned stockholder of LeukoSite, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably appoints Kevin Starr and John Maraganore of Millennium Pharmaceuticals, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Merger dated as of October __, 1999 (the "MERGER AGREEMENT"), among Parent, Acquisition Sub., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

         This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of October __, 1999 between Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

         The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This proxy is irrevocable.

Dated:  October __, 1999

Signature of Stockholder: ________________________________________________

Print Name of Stockholder: _______________________________________________

Shares beneficially owned:

__________ shares of Common Stock


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